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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): December 11, 2006

MEDirect Latino, Inc.
(Exact name of small business issuer as specified in its charter)

Florida	000-51795	20-1327083
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 West Atlantic Boulevard, Suite 101, Pompano Beach, FL 33069
(Address of principal executive offices)

954-321-3540
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 8.01 Other Events

The Company has completed a $8,250,000 secured convertible promissory note financing with Granite Creek FlexCap I, L.P. of Chicago, Illinois, St. Cloud Capital Partners, L.P. of Los Angeles, California and additional private investors. The Company will utilize the financing primarily for increased marketing and media expenditures, additional inventory and the repayment of certain short term loans. This is a significant event for the Company in that the sales and growth pattern for the Company’s business model is dependent upon the continued implementation of the strategically developed marketing program.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number  Description

99.1   News Release dated December 11, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDirect Latino, Inc.,

Dated: December 12, 2006	By:	/s/ Debra L. Towsley
Debra L. Towsley
President